UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 1, 2021
___________
VIPER ENERGY PARTNERS LP
(Exact Name of Registrant as Specified in Charter)

DE		001-36505	46-5001985
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification Number)
500 West Texas
Suite 1200
Midland,	TX		79701
(Address of principal executive offices)			(Zip code)
(432) 221-7400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	VNOM	The Nasdaq Stock Market LLC
(NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 below with respect to the Registration Rights Agreement, as defined in Item 2.01, is incorporated by reference into this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 1, 2021 (“Closing”), Viper Energy Partners LP (“Viper”) and its subsidiary Viper Energy Partners LLC (“Viper OpCo” and, together with Viper, the “Buyer Parties”) completed the acquisition (the “Acquisition”) of certain mineral and royalty interests (the “Assets”) from Swallowtail Royalties LLC and Swallowtail Royalties II LLC (collectively, the “Seller”) under the previously reported Purchase and Sale Agreement, dated as of August 6, 2021, by and between the Buyer Parties and the Seller (the “Purchase and Sale Agreement”). The total consideration for the Acquisition consisted of 15.25 million common units representing limited partnership interests in Viper (the “Common Unit Consideration”) and approximately $225 million in cash (the “Cash Consideration”). As contemplated by the Purchase and Sale Agreement, at Closing, the Assets acquired by Viper for the Common Unit Consideration were immediately contributed by Viper to Viper OpCo in exchange for an equivalent number of units representing limited liability company interests in Viper OpCo. The Cash Consideration for the Acquisition was funded through a combination of cash on hand and borrowings under Viper OpCo’s revolving credit facility. The Acquisition has an effective date of August 1, 2021.

As previously reported in Item 1.01 of Viper’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 12, 2021 (the “Initial 8-K”), the Common Unit Consideration (the “Common Units”) were issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act as sales by an issuer not involving any public offering.

The material terms of the Purchase and Sale Agreement, a description of the Assets and the material relationships with the Seller and its affiliates were reported in the Initial 8-K and are incorporated herein by reference.

At Closing, Viper entered into a registration rights agreement with the Seller, pursuant to which the Seller received certain demand and piggyback registration rights with respect to the Common Units and Viper agreed to file with the SEC, within 15 days following Closing, a shelf registration statement registering for resale the Common Units, cause such shelf registration statement to be declared effective promptly thereafter and cause the Common Units to be listed on the Nasdaq Global Select Market (the “Registration Rights Agreement”). As previously reported in the Initial 8-K, Viper will bear all registration, offering and listing expenses relating to the Common Units and the exercise by the Seller of such registration rights, except that the Seller will be obligated to pay all underwriting fees, discounts and commissions, placement fees of the underwriters, broker commissions and any transfer taxes and certain fees and expenses of counsel for the Seller. The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above with respect to the Common Unit Consideration was previously reported in the Initial 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On October 1, 2021, Viper issued a press release announcing the closing of the Acquisition. A copy of the closing press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

To the extent it is required by the SEC, the financial statements and pro forma financial information with respect to the Acquisition will be included in an amendment to this Form 8-K by not later than 71 calendar days after the date on which this Report on Form 8-K must be filed.

(d) Exhibits

Number	Description
2.1#
Purchase and Sale Agreement, dated August 6, 2021, by and among Swallowtail Royalties LLC, Swallowtail Royalties II LLC (collectively, as seller), Viper Energy Partners LLC (as buyer) and Viper Energy Partners LP (as parent, and collectively with Viper Energy Partners LLC, as buyer parties) (incorporated by reference to Exhibit 2.1 to the Current Report On Form 8-K, filed by Viper Energy Partners LP with the SEC on August 12, 2021).

4.1*	Registration Rights Agreement, dated as of October 1, 2021, by and among Viper Energy Partners LP, Swallowtail Royalties LLC and Swallowtail Royalties II LLC.
99.1**
Press release, dated October 1, 2021, entitled “Viper Energy Partners, LP, a subsidiary of Diamondback Energy, Inc., Announces Closing of Acquisition from Swallowtail Royalties LLC and Swallowtail Royalties II LLC.”

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*	Filed herewith.
**	Furnished herewith.
#	Schedules (or similar attachments) have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIPER ENERGY PARTNERS LP

		By:	Viper Energy Partners GP LLC, its general partner
Date:	October 7, 2021

		By:	/s/ Teresa L. Dick
		Name:	Teresa L. Dick
		Title:	Chief Financial Officer, Executive Vice President and Assistant Secretary